UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2010

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(407) 566-9310

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

As previously reported on the Company’s Form 8-K filed on September 20, 2010, the Company filed an original com plaint in the Supreme Court of the State of New York, County of New York, Case Number 651504/2010 on September 15, 2010 against Duane Morris LLP, Keli Isaacson Whitlock, and Michael “Jack” Kugler.  On September 29, 2010, the Company filed an Amended Complaint against the defendants with respect to this matter.

Background.

The following represents in part the factual background set forth in the Amended Complaint.

Between April and May 2008, Defendant Kugler was appointed Chairman and Chief Executive Officer of the Company.  On or about October 4, 2008, Defendant Duane Morris was appointed as the Company’s counsel.  As of November 2009, Defendant Duane Morris had amassed over $1.55 million in billings for purported legal work performed on behalf of the Company, of which $175,000 had been paid to the Defendants. The invoices contained numerous “block” billing entries that did not provide specificity regarding the nature of the services rendered in compliance with applicable rules of professional responsibility. During this period, the Company had no operations other than limited exploration work performed on its mining claims in Mexico.

On January 7, 2010, the Company’s Mexican Subsidiary purported to grant and pledge to Defendant Duane Morris LLP, as security for the payment of outstanding legal bills, a security interest in and a lien on all of its rights to the Company’s mining concessions in Mexico (“Pledge”).  In addition, a Payment Agreement and General Release was signed by the Mexican subsidiary (“USPR Mexico”) which purported to impose restrictions on the Company’s ability to conduct its business without the prior written consent of Duane Morris.  It also purported to release Duane Morris and, inter alia, its partners, from any and all liabilities or claims the Company may have had in connection with the provision of legal services rendered by Duane Morris.

In June 2010, the Company paid Defendant Kugler $100,000 as an advance on moneys owed under his employment agreement. The Company also had paid Defendant Kugler approximately $21,000 as expense re-imbursements as travel expenses.  During June 2010, and in a span of five days, Kugler submitted expense reports to the Company for reimbursement totaling $37,895.68.  Kugler represented that such invoices were for services he personally contracted from Bloomberg on behalf of the Company.

On July 30, 2010, the Company terminated Defendant Duane Morris’ engagement. During the period of representation, Duane Morris issued invoices for over $2.6 million in legal fees and expenses. During that time, the Company paid to Duane Morris $305,000 in legal fees and expenses.

On August 2, 2010, the Company replaced Defendant Kugler as CEO and Chairman of the Board because the Company had determined, in consultation with its independent accounting firm and newly appoint outside securities counsel, that a Sarbanes-Oxley violation had occurred as a result of $100,000 in payments to Defendant Kugler.  Defendant Kugler resigned as a Director of the Company effective August 2, 2010. The Company has demanded that Defendant Kugler return the payment of $100,000 and certain other expenses paid to him totaling approximately $59,000.  To date, Defendant Kugler has not repaid the amounts demanded.

Causes of Action and Relief .

The following summarizes the causes of actions asserted by the Company in its Amended Complaint;

(1).

 Declaratory Judgment. The Company’s Board of Directors did not approve the Pledge and related documents in accordance with its corporate governance documents. In addition, Defendants induced the Company under threat of bankruptcy to enter into the Pledge documents which is in violation of rules of professional conduct by attorneys. As a result, the Company seeks a declaratory judgment that the Pledge documents are void or voidable.

(2).

Breach of Fiduciary Duty. Various actions of each defendant constitute a breach of fiduciary duty to the Company.

(3).

Professional Negligence/Legal Malpractice. Various actions of Defendants Duane Morris and Keli Isaacson Whitlock constitute professional negligence/legal malpractice.

(4).

Aiding and Abetting. Various actions of the Defendants aided and abetted each other in their breaches of their respective fiduciary responsibilities to the Company.

(5).

Conversion. Conversion by Defendant Kugler for $100,000 in advance salary and approximately $59,000 is expenses re-imbursement fees not authorized by the Company or not substantiated.

(6).

Declaratory Judgment. All invoices issued by the Defendants Duane Morris contained numerous repetitive “block” entries that do not provide time-entry details or identify specific tasks performed, consistent with applicable rules of professional responsibility.  The Company has requested proper billing detail, which has not been provided. As a result, the Company seeks a declaratory judgment the purported outstanding invoices issued by Defendant  Duane Morris are unenforceable and do not constitute valid obligations.

The Company is seeking the following remedies under the Amended Complaint;

(a)

On the cause of action #1 above, a declaratory judgment that the Pledge Agreement by and between USPR Mexico and Defendant Duane Morris dated November 2009 is void or voidable and a declaratory judgment that the Payment Agreement and General Release by and between the Company and USPR Mexico and Defendant Duane Morris is void or voidable;

(b)

On causes of action #2, 3, 4 and 5 above, a compensatory damages award based on the loss that Defendants’ misconduct is determined to have caused Plaintiffs at trial, but not less than $100,658,840.49;

(c)

On causes of action #2, 3 and 4 above, a punitive damages award to the fullest extent permitted by the law;

(d)

On cause of action #6 above,  a declaratory judgment that the invoices issued by the Defendant Duane Morris to the Company are unenforceable and do not constitute valid obligations;

(e)

On all causes of action, an award for all of the Company’s costs and expenses in this action, including reasonable attorneys’ fees and experts’ fees and other costs and disbursements.

The forgoing represents a summary of the Amended Complaint and is not intended to be a complete disclosure of such action. Please refer to the entire Amended Complaint which is located at

https://iapps.courts.state.ny.us/fbem/DocumentDisplayServlet?documentId=NTGZ7/M0wPrVv4slemU6Ow==&system=prod

If the hyper link does not display the document by clicking on it, cut and paste the entire document link into your browser.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman of the Board
Date: September 30, 2010